Exhibit 99.1

Contact:	Mark Thomson, CFO

(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Results

For the First Quarter Ended June 30, 2014

Hampton, VA, August 6, 2014 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three months ended June 30, 2014.

The Company reported an increase in consolidated net sales of $13.6 million, or 13.5%, to $114.1 million for the three months ended June 30, 2014, as compared to the same period last year. Excluding sales attributed to the Sensotherm and Wema acquisitions of approximately $11.5 million for the three months ended June 30, 2014, organic sales increased $2.1 million or approximately 2.1%, as compared to the same period last year.

During the last week of June and the first two weeks of July 2014, the Company experienced work stoppages and work slow-downs at its Shenzhen, China facility (the “work stoppages”). The work stoppages caused a delay in customer shipments and a disruption in operations resulting in labor and overhead variances at the end of the quarter. In addition, due to transaction-related expenses and unrealized foreign exchange losses associated with the Wema acquisition, transaction-related expenses associated with the proposed merger with TE Connectivity Ltd (“TE”) announced on June 18, 2014, and restructuring charges associated with acquisitions and facility consolidation expenses, the Company’s first quarter financial results were negatively impacted by several charges. The Company reported net income of $1.0 million, or $0.06 per diluted share, for the three months ended June 30, 2014, as compared to net income of $9.2 million, or $0.56 per diluted share, for the same period last year. The Company reported Adjusted Net Income of $9.3 million, or $0.55 per diluted share, for the three months ended June 30, 2014, as compared to Adjusted Net Income of $11.5 million, or $0.70 per diluted share, for the same period last year. A detailed list of adjustments is set forth in the Reconciliation of Non-GAAP Financial Measures table in this release and in our Quarterly Report on Form 10-Q for the three months ended June 30, 2014.

Frank Guidone, Company CEO commented, “There were a number of unusual events in the first quarter that significantly skewed our financial results. Accordingly, we believe our Adjusted EBITDA more accurately reflects the Company’s performance. As a percent of sales, Adjusted EBITDA was below our target performance due to the China work stoppage, the impact of Wema (which operates at a lower Adjusted EBITDA margin than our core business) and unfavorable sales mix. However, we expect Adjusted EBITDA margin to improve throughout the fiscal year as we realize savings from previously announced restructuring efforts, integration benefits from Wema and improved overhead absorption from higher sales.”

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Guidone continued, “Bookings for the quarter were in line with sales, with three- and six-month book-to-bill ratios of 1.00 and 1.04, respectively. The Company recorded record high bookings of $57.5 million in July, which increased the three- and six-month book-to-bill ratios to 1.13 and 1.10, respectively.”

Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures.  Please refer to the notes and Reconciliation of Non-GAAP Financial Measures table in this release.

Bookings are orders the Company has accepted from customers and are supported by purchase orders.

On August 6, 2014, the Company filed its Quarterly Report on Form 10-Q for the three months ended June 30, 2014. Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q for a more complete discussion of sales, margin and expenses.

In light of the pending transaction with TE, the Company will not host an earnings conference call in conjunction with its first quarter results or provide financial guidance.

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as measuring pressure, linear/rotary position, force, torque, piezoelectric polymer film sensors, custom microstructures, load cells, vibrations and acceleration, optical absorption, humidity, gas concentration, gas flow rate, temperature, fluid properties and fluid level. MEAS uses multiple advanced technologies - piezoresistive silicon, polymer and ceramic piezoelectric materials, application specific integrated circuits, micro-electromechanical systems (“MEMS”), foil strain gauges, electromagnetic force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, anisotropic magneto-resistive devices, electromagnetic displacement sensors, hygroscopic capacitive structures, ultrasonic measurement systems, optical measurement systems, negative thermal coefficient (“NTC”) ceramic sensors, 3-6 DOF (degree of freedom) force/torque structures, complex mechanical resonators, magnetic reed switches, high frequency multipoint scanning algorithms, and high precision submersible hydrostatic level detection – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Uncertainties as to the timing of the proposed transaction with TE; The possibility that various closing conditions for the proposed transaction with TE may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; The effects of disruption from the proposed transaction with TE making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; Conditions in the general economy, including risks associated with worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended
	June 30,
(Amounts in thousands, except per share amounts )	2014	2013
Net sales	$114,129	$100,512
Cost of goods sold	68,401	58,618
Gross profit	45,728	41,894
Selling, general, and administrative expenses	40,945	29,282
Operating income	4,783	12,612
Interest expense, net	1,095	914
Foreign currency exchange loss	2,619	154
Equity income in unconsolidated joint venture	(223)	(121)
Other income	74	(2)
Income before income taxes	1,218	11,667
Income tax expense	250	2,506
Net income	$968	$9,161

Earnings per common share - Basic:
Net income - Basic	$0.06	$0.59
Net income - Diluted	$0.06	$0.56

Weighted average shares outstanding - Basic	15,956	15,632
Weighted average shares outstanding - Diluted	16,837	16,481

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	June 30,	March 31,
(Amounts in thousands)	2014	2014

ASSETS

Current assets:
Cash and cash equivalents	$43,996	$49,964
Accounts receivable trade, net of allowance for
doubtful accounts of $997 and $827, respectively	88,757	65,451
Inventories, net	95,942	68,280
Deferred income taxes, net	6,407	1,719
Prepaid expenses and other current assets	8,685	6,097
Other receivables	2,723	1,407
Promissory note receivable	33	33
Income taxes receivable	1,727	-
Total current assets	248,270	192,951

Property, plant and equipment, net	82,788	77,253
Goodwill	218,220	179,816
Acquired intangible assets, net	119,179	74,900
Deferred income taxes, net	3,601	3,940
Investment in unconsolidated joint venture	2,109	2,520
Promissory note receivable	705	712
Other assets	10,005	9,568
Total assets	$684,877	$541,660

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	June 30,	March 31,
(Amounts in thousands, except share amounts)	2014	2014

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$10,000	$138
Current portion of capital lease obligations	297	239
Accounts payable	49,315	32,967
Accrued expenses	14,524	6,337
Accrued compensation	17,597	17,251
Income taxes payable	-	703
Deferred income taxes, net	150	152
Restructuring liabilities	1,140	84
Other current liabilities	3,810	3,481
Total current liabilities	96,833	61,352

Revolver	204,000	105,000
Long-term debt, net of current portion	10,000	20,000
Capital lease obligations, net of current portion	243	275
Deferred income taxes, net	25,603	13,025
Other liabilities	6,357	5,462
Total liabilities	343,036	205,114

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 16,031,521 shares
and 15,934,051 shares issued and outstanding	-	-
Additional paid-in capital	124,300	118,960
Retained earnings	201,929	200,961
Accumulated other comprehensive income	15,612	16,625
Total equity	341,841	336,546
Total liabilities and shareholders' equity	$684,877	$541,660

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended June 30,
(Amounts in thousands)	2014	2013
Cash flows from operating activities:
Net income	$968	$9,161
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	5,965	4,832
Gain on sale of assets	(264)	-
Non-cash equity based compensation	2,683	1,093
Acquisition earn-out adjustment	-	39
Deferred income taxes	907	156
Equity income in unconsolidated joint venture	(223)	(121)
Unconsolidated joint venture distributions	677	615
Net change in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, trade	2,651	(4,324)
Inventories	(1,874)	(501)
Prepaid expenses, other current assets and other receivables	1,520	224
Other assets	(363)	(480)
Accounts payable	(3,336)	2,382
Accrued expenses, accrued compensation, restructuring, other current and other liabilities	42	486
Income taxes receivable and payable	(2,605)	(52)
Net cash provided by operating activities	6,748	13,510
Cash flows from investing activities:
Purchases of property and equipment	(4,685)	(4,058)
Acquisition of business, net of cash acquired, and acquired intangible assets	(110,208)	(51,374)
Proceeds from sale of assets, net	1,063	-
Net cash used in investing activities	(113,830)	(55,432)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	99,000	50,000
Repayments of revolver and capital leases	(53)	(7,010)
Repayments of long-term debt	(138)	(34)
Payment of deferred acquisition payment	-	(1,500)
Payment of deferred financing costs	(204)	-
Proceeds from exercise of options and employee stock purchase plan	2,201	3,000
Excess tax benefit from exercise of stock options	456	462
Net cash provided by financing activities	101,262	44,918

Net change in cash and cash equivalents	(5,820)	2,996
Effect of exchange rate changes on cash	(148)	286
Cash, beginning of year	49,964	36,028
Cash, end of period	$43,996	$39,310

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended
	June 30,
	2014	2013

(In thousands, except percentages)

Net income	$968	$9,161

Add Back:
Interest	1,095	914
Provision for income taxes	250	2,506
Depreciation and amortization	5,965	4,832
Foreign currency exchange loss	2,619	154
Non-cash equity based compensation	2,683	1,093
Restructuring costs	1,097	210
China work stoppage	195	-
China share-based compensation plan	31	-
Transaction-related costs and other	3,946	235
Adjusted EBITDA	$18,849	$19,105
As % of Net Sales	16.5%	19.0%

Free Cash Flow
Capital expenditures for new Chinese and U.S. facilities	(1,347)	(732)
Purchases of property and equipment, excluding new facilities	(3,338)	(3,326)
Purchases of property and equipment	(4,685)	(4,058)
Net cash provided by operating activities	$6,748	$13,510
Free Cash Flow	$2,063	$9,452

	Three Months Ended	Three Months Ended
(Amount in thousands, except per share amounts)	June 30, 2014	June 30, 2013

Net income	$968	$9,161

Adjustments:
Restructuring, after income taxes	840	161
China work stoppage, after income taxes	166	-
Transaction-related costs, after income taxes	3,023	180
Amortization expense, after income taxes	2,244	1,860
China share-based compensation plan, after income taxes	26	-
Foreign currency exchange loss, after income taxes	2,006	118
Total adjustments	8,305	2,319
Adjusted Net Income	$9,273	$11,480

Net income per diluted share	$0.06	$0.56
Adjusted Net Income per diluted share	$0.55	$0.70

Weighted average shares outstanding - Diluted	16,837	16,481

Total income tax expense on tax effected adjustments	2,512	712

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes adjustments for certain items to the Company’s net income (“Adjusted Net Income”) and earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation (“Adjusted EBITDA”), and “Free Cash Flow.” Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted Net Income, Adjusted EBITDA and Free Cash Flow measures used by other companies. Adjusted Net Income is derived by adjusting net income for the after income tax impact of restructurings costs, professional fees related to acquisitions, amortization, impact of the China work stoppages, China share-based compensation and foreign currency exchange losses. The after income tax amounts are calculated utilizing the applicable effective tax rates. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction losses, non-cash equity based compensation, professional fees related to acquisitions, certain restructuring costs, impact of the China work stoppages, China share-based compensation, and foreign currency gains to the Company’s Net Income. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted Net Income and Adjusted EBITDA are important to investors because it provides financial measures that are more representative of the quality of the Company’s earnings, excluding non-cash expenses, fair value of earn-out gains and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. The Company believes that Adjusted EBITDA is important to investors because it more accurately represents the leverage effect of fixed expenses. With regard to forward looking measures of Adjusted EBITDA and Adjusted EBITDA Margin, a reconciliation to the applicable GAAP financial measures is not provided because it is not available without unreasonable efforts. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial liquidity is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com